                                                                    Exhibit 99.1

                       VOTING AND COOPERATION AGREEMENT


PARTIES:    ____________________
            ____________________
            ____________________

            ____________________
            ____________________
            ____________________

            ____________________
            ____________________
            ____________________
            ____________________

            SUNGARD DATA SYSTEMS INC.
            a Delaware corporation ("Acquiror")
            1285 Drummers Lane
            Wayne, PA 19087

DATE:       January __, 1999



BACKGROUND: Acquiror, Development Corp., a Florida corporation and a wholly owned subsidiary of Acquiror ("Newco"), and FDP Corp., a Florida corporation (the "Company"), are entering into an Agreement and Plan of Reorganization dated as of the date hereof (the "Reorganization Agreement"), and a related Plan of Merger dated as of the date hereof (the "Plan"), which provide (subject to the conditions set forth therein) for the merger of Newco with and into the Company (the "Merger"). _____________________ and __________________ are shareholders
(collectively, the "Shareholders") of the Company. As a condition to the willingness of Acquiror and Newco to enter into the Reorganization Agreement and the Plan, Acquiror and Newco have required that the Shareholders enter into, and in order to induce Acquiror and Newco to enter into the Reorganization Agreement, the Shareholders have agreed to enter into, this Agreement.

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Reorganization Agreement and Plan, the parties hereto agree as follows:

         1.       Certain Definitions

                  (a) All capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Reorganization Agreement or the Plan.

                  (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated pursuant to
Section 11.1 thereof and the
payment of all fees due Acquiror pursuant to Section 11.3 thereof, and (ii) the date upon which the Merger becomes effective in accordance with the terms and conditions of the Reorganization Agreement and the Plan.

                  (c) A Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if the Shareholder: (i) is a record owner of such security; or (ii) is a "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

                  (d) The "Record Date" for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the shareholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the shareholders of the Company with respect to such matter.

                  (e) "Subject Securities" shall mean: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Shareholders (individually or jointly) as of the date of this Agreement; and
(ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Shareholders (individually or jointly) acquire Ownership during the period from the date of this Agreement through the Expiration Date.

                  (f) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly; (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.       Transfer of Subject Securities

                  (a) Transferee of Subject Securities to be Bound by this Agreement. Each of the Shareholders, jointly and severally, agrees that, during the period from the date of this Agreement through the Expiration Date, such Shareholder shall not cause or permit any Transfer of any of the Subject Securities Owned by such Shareholder to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Acquiror may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

                  (b) Transfer of Voting Rights. Each of the Shareholders, jointly and severally, agrees that, during the period from the date of this Agreement through the Expiration Date, such Shareholder shall ensure that: (a) none of the Subject Securities Owned by such Shareholder is deposited into a voting trust; and (b) no proxy is granted, and no agreement or similar agreement is entered into, with respect to any of the Subject Securities Owned by such Shareholder.

         3.       Voting of Shares.

                  (a) Agreement. Each of the Shareholders, jointly and severally, covenants and agrees that, during the period from the date of this Agreement through the Expiration Date, at any meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, and in any written action by consent of the shareholders of the Company, unless otherwise directed in writing by Acquiror, such Shareholder shall (i) appear, or cause the holder of record as of the Record Date to appear, at any annual or special meeting of shareholders of the Company (including the Company's Shareholder Meeting) for the purpose of establishing a quorum, and (ii) vote or cause to be voted all issued and outstanding shares of Company Common Stock that are Owned by such Shareholder (individually or jointly) as of the Record Date: in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the Plan and the adoption and approval of the terms thereof and in favor of the other Transactions and each of the actions contemplated by the Reorganization Agreement and the Plan and any action required in furtherance hereof or thereof.

                  (b) Proxy. Contemporaneously with the execution of this
Agreement: (i) each of the Shareholders shall deliver to Acquiror a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) each of the Shareholders shall cause to be delivered to Acquiror an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding shares of Company Common Stock that are owned beneficially (but are not owned of record) by such Shareholder.

         4.       No Solicitation.

                  (a) Each of the Shareholders, jointly and severally, covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, none of them shall, directly or indirectly, nor shall any of them authorize or permit any Representative of any of them, directly or indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal.

                  (b) Each of the Shareholders shall promptly advise Acquiror orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person and received by any of them. Each of the Shareholders shall keep Acquiror fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

                  (c) Each of the Shareholders shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

                  (d) Notwithstanding the restrictions set forth in this
Section 4, each of the Company and any person who is an officer or director of the Company may take any action consistent with the terms of the Reorganization Agreement.

         5. Representations and Warranties of Shareholders. Each of the Shareholders, jointly and severally, represents and warrants to Acquiror as follows:

                  (a) Authorization. Each of the Shareholders has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by each of the Shareholders and constitute legal, valid and binding obligations of the Shareholders, enforceable against each of the Shareholders in accordance with its terms.

                  (b)      No Conflicts, Required Filings and Consents.

                           (i)      The execution and delivery of this Agreement
and the Proxy by each of the Shareholders do not, and the performance of this Agreement and the Proxy by each of the Shareholders will not: (A) conflict with or violate any Law, order, decree or judgment applicable to any of the Shareholders or by which he, she, it or they or any of his, her, its or their properties are bound or affected; or (B) result in any breach of or constitute a default or breach (immediately or after the giving of notice, passage of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Subject Securities pursuant to, any Contract to which any of the Shareholders is a party or by which any of the Shareholders or any of his, her or its properties is bound or affected.

                           (ii)     The execution and delivery of this Agreement
and the Proxy by each of the Shareholders do not, and the performance of this Agreement and the Proxy by each of the Shareholders will not, require any Consent of any Person.

                  (c) Title to Subject Securities. As of the date hereof, each of the Shareholders Own in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below such Shareholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below such Shareholder's name on the signature page hereof, and do not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below such Shareholder's name on the signature page hereof.

                  (d) Accuracy of Representations. The representations and warranties of each of the Shareholders contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

         6        Other Covenants of the Shareholders.

                  (a) Shareholders' Meeting and Pre-Closing Cooperation. Each of the Shareholders, jointly and severally, covenants and agrees that (i) upon the request of Acquiror, each Shareholder shall promptly take any and all actions necessary or desirable to cause the Company Shareholders' Meeting to be held pursuant to Section 702 of the Florida General Corporation Law, as amended, or any other applicable law, and (ii) each Shareholder shall cause the Company to perform all of the terms and conditions of the Reorganization Agreement to be satisfied or performed by the Company on or before the Closing Date, including the obligations under Sections 5 and 7 thereof.

                  (b) Further Assurances. At any time and from time to time after the date hereof through the Closing Date, and without additional consideration, each of the Shareholders will cooperate with Acquiror, take such action and execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out and furthering the intent of the Reorganization Agreement, the Plan and this Agreement.

                  (c) Legend. Immediately after the execution of this Agreement (and from time to time prior to the Expiration Date upon the acquisition by any of the Shareholders (individually or jointly) of Ownership of any shares of Company Common Stock), each of the Shareholders shall instruct the Company to cause each certificate of such Shareholder evidencing any issued and outstanding shares of Company Common Stock Owned by such Shareholder (individually or jointly) to bear a legend in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT DATED AS OF JANUARY ___, 1999, AS IT MAY BE AMENDED, BY AND AMONG ____________________ AND SUNGARD DATA SYSTEMS INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

         7        Shareholders' Indemnification.

                  (a) Shareholders' Indemnification. Each of the Shareholders shall, jointly and severally, indemnify and hold harmless Acquiror and all such existing and future subsidiaries of Acquiror, including the Acquired Companies Post-Closing (collectively, the "Acquiror Group"), and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

                           (i)      Any misrepresentation, breach or failure of
any warranty or representation made by any of the Shareholders in or pursuant to this Agreement or Proxy.

                           (ii)     Any failure or refusal by any of the
Shareholders to satisfy or perform any covenant, term or condition of this Agreement or the Proxy.

                  8        Miscellaneous.

                  (a) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Shareholders in this Agreement shall survive (i) the consummation of the Merger and the other Transactions, (ii) any termination of the Reorganization Agreement, and (iii) the Expiration Date.

                  (b) Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Acquiror shall be sent to its address stated on page one of this Agreement to the attention of Acquiror's General Counsel, with a copy sent simultaneously to the same address to the attention of Acquiror's Chief Financial Officer. Notices to the Shareholders shall be sent to their respective addresses stated on page one of this Agreement, with a copy sent simultaneously to __________________________. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 8(b), provided that any such change of address notice shall not be effective unless and until received.

                  (c) Entire Understanding. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

                  (e) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  (g) Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

                  (h) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

                  (i) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (iii) each of the parties irrevocably waives the right to trial by jury, (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8(b), and (v) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

                  (k) Non-exclusivity. The rights and remedies of Acquiror hereunder are not exclusive of or limited by any other rights or remedies which Acquiror may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

                  (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

                  (m) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (n) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Acquiror may assign all or any of its rights hereunder to any wholly-owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement shall be binding upon each of the Shareholders and his, her or its heirs, successors and assigns, and shall inure to the benefit of Acquiror and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (o) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Acquiror is entitled at law or in equity.

                  (p) Other Agreements and Independence of Obligations. Nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of the Shareholders under any Affiliate Agreement between Acquiror and any of the Shareholders or under any other agreement. The covenants and obligations of the Shareholders set forth in this Agreement shall be construed as independent of any other agreement or arrangement between any or all of the Shareholders, on the one hand, and the Company or Acquiror, on the other. The existence of any claim or cause of action by any or all of the Shareholders against the Acquiror or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against any or all of the Shareholders.


                      [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Voting, Cooperation and Indemnification Agreement to be executed as of the date first stated above.

                                     SUNGARD DATA SYSTEMS INC.

                                     By:
                                        ----------------------------------
                                        Richard C. Tarbox
                                        Vice President - Corporate Development


                                     SHAREHOLDERS:


                                     -------------------------------------
                                     Name:

                                     Address:
                                              ----------------------------

                                              ----------------------------
                                     Facsimile:
                                              ----------------------------
                                     Number of issued and outstanding shares of Company Common Stock owned of record as of the date of this Agreement:

                                     -------------------------------------

                                     Number of additional issued and outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------


                                     Number of options, warrants and other
                                     rights to acquire shares of Company Common
                                     Stock owned of record as of the date of
                                     this Agreement:

                                     -------------------------------------

                                     Number of additional options, warrants and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------

                                     -------------------------------------
                                     Name:

                                     Address:
                                               ---------------------------

                                               ---------------------------
                                     Facsimile:
                                               ---------------------------

                                     Number of issued and outstanding shares of Company Common Stock owned of record as of the date of this Agreement:

                                     -------------------------------------


                                     Number of additional issued and outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------


                                     Number of options, warrants and other
                                     rights to acquire shares of Company Common
                                     Stock owned of record as of the date of
                                     this Agreement:

                                     -------------------------------------


                                     Number of additional options, warrants and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------

                                     -------------------------------------
                                     Name:


                                     Address:
                                               ---------------------------

                                               ---------------------------
                                     Facsimile:
                                               ---------------------------

                                     Number of issued and outstanding shares of Company Common Stock owned of record as of the date of this Agreement:

                                     -------------------------------------


                                     Number of additional issued and outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------


                                     Number of options, warrants and other
                                     rights to acquire shares of Company Common
                                     Stock owned of record as of the date of
                                     this Agreement:

                                     -------------------------------------


                                     Number of additional options, warrants and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement:

                                     -------------------------------------

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

                               IRREVOCABLE PROXY


         The undersigned Shareholders of Flamingo Corp., a Florida corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoint and constitute Lawrence A. Gross, Richard C. Tarbox and Seagull, Inc., a Delaware corporation ("Acquiror"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned (individually or jointly) may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting, Cooperation and Indemnification Agreement, dated as of the date hereof, between Acquiror and the undersigned (the "Agreement"), and is granted in consideration of Acquiror entering into the Agreement and Plan of Reorganization, dated as of the date hereof, among Acquiror, Flamingo Acquisition Corp., a Florida corporation and wholly owned subsidiary of Acquiror, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, at any time during the period from the date hereof through the Expiration Date at any meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, or in any written action by consent of shareholders of the Company, to (i) appear, or cause the holder of record as of the Record Date to appear, at any annual or special meeting of shareholders of the Company (including the Company's Shareholder Meeting) for the purpose of establishing a quorum, and (ii) vote or cause to be voted the shares (A) in favor of the Merger and the other Transactions, the execution and delivery by the Company of the Reorganization Agreement and the Plan and the adoption and approval of the terms thereof and in favor of the Transactions and each of the other actions contemplated by the Reorganization Agreement and the Plan and any action required in furtherance hereof and thereof; (B) against any other action, agreement or transaction that would, directly or indirectly, result in an Acquisition Transaction; and (C) against any action, agreement or transaction that is intended or could reasonably be expected (x) to facilitate a person other than the Acquiror in acquiring the Company or (y) to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger.

         The undersigned Shareholders may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

         Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         This proxy shall terminate upon the Expiration Date.


Dated: January  ___, 1999

                                              SHAREHOLDERS:


                                              --------------------------------
                                              Name:


                                              Number of shares of Company Common
                                              Stock owned of record as of the
                                              date of this proxy:

                                              --------------------------------


                                              --------------------------------
                                              Name:


                                              Number of shares of Company Common
                                              Stock owned of record as of the
                                              date of this proxy:

                                              --------------------------------


                                      A-2